Exhibit 10.UU

As Amended December 13, 2005

MERCANTILE BANKSHARES CORPORATION

2004 RESTRICTED STOCK PROGRAM

Article 1:  Introduction

On March 3, 2004, the Compensation Committee (the “Committee”) of the Board of Directors of Mercantile Bankshares Corporation (“MBC”), pursuant to Section 3.2 of the Mercantile Bankshares Corporation 1999 Omnibus Stock Plan (the “Stock Plan”), approved and adopted this Mercantile Bankshares Corporation 2004 Restricted Stock Program (“Incentive Program”). Awards of Restricted Stock hereunder are conditioned upon and subject to the prior (a) approval by MBC stockholders of the Stock Plan, as amended, and (b) certification in writing by the Committee that the performance goals and other requirements set forth herein have been met. The awards of Restricted Stock hereunder are subject to the provisions of the Stock Plan, as amended, and are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) and the Treasury Regulations thereunder. The Incentive Program shall be interpreted and administered in compliance with such provisions. Capitalized terms under this Incentive Program shall have the same meaning as under the Stock Plan unless defined differently herein.

Article 2. Administration.

The Incentive Program shall be administered by the Committee as provided in Article 3 of the Stock Plan. The Committee consists solely of two (2) or more “outside directors” within the meaning of Code Section 162(m) and “nonemployee directors” as defined for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Article 3. Participants

Participants under the Incentive Program shall mean those executives of MBC or its Affiliates listed on Appendix A hereto. Participation in the Incentive Plan neither guarantees nor precludes participation in other incentive and/or equity compensation plans of MBC or its Affiliates for 2004 or other years.

Article 4. Performance Period.

(a)           Definition:  The period over which the performance goals set forth below must be met is the period from January 1, 2004 to December 31, 2005 (the “Performance Period”).

(b)           Sale of MBC. Notwithstanding the above, the Performance Period shall end on the date of a “Sale” of MBC, if earlier than December 31, 2005, which shall mean:

(i)            The acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for this purpose, MBC or its Affiliates, and excluding any acquisition of securities by any employee benefit plan of MBC or its Affiliates), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock of MBC or the combined voting power of MBC’s then outstanding voting securities entitled to vote generally in the election of directors (such common stock or then outstanding voting securities being referred to herein as “Voting Securities”), calculated on the date of the transaction causing the foregoing fifty percent (50%) test to be met, without regard to any limitation upon the voting rights of any acquiring person under Maryland statutes and without regard to the potential exercisability of rights, not exercised on such date, pursuant to any Stockholder Protection Rights Agreement of MBC then in effect; or

(ii)           Approval by the stockholders of MBC of (A) a reorganization, merger, consolidation or statutory share exchange, in each case, with respect to which persons who are the holders of the outstanding Voting Securities of MBC immediately prior to such reorganization, merger, consolidation or statutory share exchange do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger, consolidation or statutory share exchange, or (B) a liquidation or dissolution of MBC or the sale of all or substantially all of the assets of MBC to an entity other than an Affiliate.

Article 5. Incentive Awards.

(a)           Amount. The award payable to each Participant hereunder, subject to the conditions herein (including the provisions of Article 5(c) below), shall be shares of Restricted Stock in an amount whose Value (as defined below), as of the last day of the Performance Period, equals one hundred percent (100%) of the Participant’s annual base salary (not total base salary during the Performance Period) as of the date of adoption and approval of this Incentive Program by the Committee. “Value” of the Restricted Stock shall mean the Fair Market Value as defined in the Stock Plan or, in the case of a Sale of MBC, the average weighted closing price of the shares for the thirty (30)-day trading period immediately preceding the closing date of the transaction.

(b)           Award and Issuance of Shares. Any awards the Committee determines to make hereunder shall be made by the Committee within ninety (90) days of the end of the Performance Period, provided the Stock Plan, as amended, has been approved by MBC stockholders and the Committee certifies in writing after the end of the Performance Period and prior to making such award that the performance goals and other requirements herein have been met. As provided in Section 5.2 of the Stock Plan, any award made by the Committee hereunder shall be documented in the form of a Restricted Stock Agreement (in the form attached hereto as Appendix B) executed by MBC and the recipient of such award, and no shares of Restricted Stock shall be issued prior to the execution of such Restricted Stock Agreement. No fractional shares shall be issued under this Incentive Program.

(c)           Adjustments. The Committee may not increase the amount of any award hereunder that would be issued and payable upon attainment of the performance goals herein but may within its discretion reduce or eliminate any such award.

Article 6. Performance and Employment Requirements

The following must be certified in writing as met by the Committee as of the end of the Performance Period before the award and issuance of Restricted Stock hereunder to a Participant:

(a)           Performance Goal:  Total Stockholder Return during the Performance Period, as measured by the dividends payable on MBC common stock during the Performance Period together with the increase from the Beginning Stock Price to the Ending Stock Price, must reflect a compound annual growth rate of at least twelve percent (12%). For this purpose the following definitions apply:

(i)            “Total Stockholder Return” means dividends paid on MBC Common Stock based on each record date during the Performance Period plus appreciation of MBC common stock as measured by the excess, if any, of the Ending Stock Price over the Beginning Stock Price. In the event of stock splits or other recapitalizations involving MBC (excepting stock repurchases or issuances of new stock for acquisitions), the Committee shall make such adjustment as it deems appropriate to maintain comparability between the Beginning Stock Price and Ending Stock Price.

(ii)           “Beginning Stock Price” means the average weighted closing price of MBC common stock for the thirty (30)-day trading period beginning on January 1, 2004.

(iii)          “Ending Stock Price” means:

(A) if the Performance Period ends on December 31, 2005, other than as a result of the Sale of MBC, the average weighted closing price of MBC common stock for the thirty (30)-day trading period ending on such date; or

(B)  if the Performance Period ends on the date of the Sale of MBC, the average weighted closing price of MBC common stock for the thirty (30)-day trading period immediately preceding the closing date of the transaction.

(b)           Continued Employment:  The Participant must remain in the continued employment of MBC or its Affiliates from the beginning of the Performance Period through the last day of the Performance Period. Notwithstanding the foregoing, if a Participant does not remain in continued employment during the Performance Period solely because of death or total disability (as defined in MBC’s long-term disability plan), the Participant (or his estate, in the event of his death) shall nevertheless be entitled to receive an award hereunder at the end of the Performance Period on the same basis as if he had remained in continued employment during the Performance Period, so long as the performance goal described in Article 6 has been attained.

Article 7. Tax Withholding

MBC or any Affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of MBC common stock) due the Participant the amount of any federal, state or local taxes required by law to be withheld as a result of the award, issuance or vesting of the Restricted Stock hereunder. In lieu of such deduction, MBC may require the Participant to make a cash payment to MBC or an Affiliate equal to the amount required to be withheld. If the Participant does not make such payment when requested, MBC may refuse to issue any MBC common stock certificate hereunder until arrangements satisfactory to the Committee for such payment have been made.

Article 8. Miscellaneous

(a)           Employment. Nothing in the Incentive Program shall confer upon any Participant the right to remain in the employ of MBC or its Affiliates or shall interfere or restrict in any way the rights of the Participant’s employer to discharge or change the terms of employment of any Participant at any time for any reason whatsoever, with or without cause.

(b)           Other Plans. The adoption of the Incentive Program shall not affect any other equity or other compensation or incentive plan in effect for MBC or any Affiliate, and the Incentive Program shall not preclude the Committee or MBC’s Board of Directors from establishing any other forms of incentive compensation.

APPENDIX A

LIST OF PARTICIPANTS UNDER

THE MERCANTILE BANKSHARES CORPORATION

 2004 RESTRICTED STOCK PROGRAM.

1.             Edward J. Kelly, III

2.             Alexander Mason

3.             Michael Reid

4.             Peter Floeckher

5.             John Unger

6.             Terry Troupe

7.             Michael Paese

APPENDIX B

FORM OF  RESTRICTED STOCK AGREEMENT

OMNIBUS STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

AGREEMENT, made effective as of                        , 2006, by and between Mercantile Bankshares Corporation, a Maryland corporation (“Company”), and                          (“Award Recipient”):

WHEREAS, the Company maintains the Mercantile Bankshares Corporation 1999 Omnibus Stock Plan (“Omnibus Stock Plan”) under which the Company’s Compensation Committee (“Committee”) of the Board of Directors (“Board”) may, among other things, award shares of the Company’s Common Stock of $2.00 par value (“Common Stock”) to such members of the Company’s management team as the Committee may determine, subject to such terms, conditions, or restrictions as the Committee may deem appropriate; and

WHEREAS, pursuant to the Stock Plan, in March 2004 the Company approved and adopted the Mercantile Bankshares Corporation 2004 Restricted Stock Program (the “2004 Program”): and

WHEREAS, pursuant to the Omnibus Stock Plan and the 2004 Program, the Committee, with the approval of the Board, has granted to the Award Recipient a restricted stock award subject to this Agreement setting forth the terms and conditions applicable to such award in accordance with Article 5 of the Omnibus Stock Plan and Article 5 of the 2004 Program; and

WHEREAS, the Award Recipient desires to accept said award in accordance with the terms and provisions of the Omnibus Stock Plan, the 2004 Program and this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Company and Award Recipient agree as follows:

1.             AWARD OF SHARES:

Under the terms of the Omnibus Stock Plan and the 2004 Program, the Committee has granted to the Award Recipient, and has caused to be recorded on the books of the Company, a restricted stock award made on                         , 2006 (“Award Date”), of                          shares of Common Stock (“Award Shares”) subject to the terms, conditions,

and restrictions set forth in this Agreement. The Award Recipient has paid to the Company a purchase price of $             , equal to $0.01 for each Award Share granted hereunder.

2.            AWARD RESTRICTIONS:

The Award Shares shall be nontransferable and subject to forfeiture until such shares vest in accordance with the provisions set forth below. Subject to Section 4 of this Agreement, all of the Award Shares shall become fully vested at the end of the one-year period ending on the first anniversary of the Award Date (the “Restriction Period”), but only if the Award Recipient shall have been continuously employed by the Company throughout such Restriction Period.

Upon the vesting of Award Shares by virtue of the lapse of the restriction period set forth above or under Section 4 of this Agreement, the Company shall deliver to the Award Recipient (or the person or persons entitled thereto under Section 12 of this Agreement in the event of his death) a stock certificate covering the requisite number of vested shares registered on the Company’s books within 30 days after vesting. Upon receipt of such stock certificate, the holder is free to hold or dispose of such certificate at will, subject to any applicable securities laws or regulations governing transferability of shares of the Company.

During the Restriction Period and prior to vesting, Award Shares are not transferable by the Award Recipient by means of sale, assignment, exchange, pledge, hypothecation, or otherwise (other than by will or other instrument taking effect upon his death or the laws of descent and distribution).

3.            STOCK CERTIFICATES:

Prior to the vesting of the Award Shares, the stock certificate(s) evidencing the Award Shares shall be registered on the Company’s books in the name of the Award Recipient as of the Award Date. Physical possession or custody of such stock certificate(s) shall be retained by the Company until such time as the shares are vested. While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s) and referring to the terms and conditions (including forfeiture) approved by the Committee and applicable to the shares represented by the certificate(s). The Award Recipient shall deliver to the Company such number of stock powers, endorsed in blank, as the Committee shall require with respect to the Award Shares to be held by the Company during the Restriction Period.

Prior to the vesting of the Award Shares, the Award Recipient shall be entitled to vote the Award Shares and to all other rights of a holder of Common Stock of the Company, except that cash dividends will not be paid to the Award Recipient but shall be withheld by the Company on the following terms. The Company shall maintain and record a calculation of the number of additional shares of Common Stock (“Additional

Award Shares”) that the Award Recipient would own at the end of the Restriction Period (or at such earlier date on which Award Shares shall become vested under Section 4 of this Agreement) as if cash dividends (commencing with the dividend payable in March 2006) had been payable to the Award Recipient and had been reinvested in Common Stock (including fractional shares) of the Company by him as a participant in the Company’s Dividend Reinvestment and Stock Purchase Plan (as in effect on the date hereof, or any such amended or successor plan). Upon the vesting of the Award Shares, a certificate for the Additional Award Shares shall be issued to the Award Recipient in the same manner as will apply to the Award Shares and shall be deemed to be awarded as a supplemental restricted stock award under the Omnibus Stock Plan, in consideration of the amount of cash dividends withheld, with cash paid in lieu of any fractional Additional Award Share. If any Award Shares do not become vested, the Additional Award Shares attributable thereto will not be issued and no payments to the Award Recipient with respect to such Award Share cash dividends will be made.

Any securities or other property distributable to holders of Common Stock of the Company, other than cash dividends, prior to the vesting of Award Shares, shall be treated in the same way, subject to the same vesting and forfeiture conditions, as Award Shares and shall not be distributed to the Award Recipient unless and until such Award Shares become vested.

4.            TERMINATION OF EMPLOYMENT:

If the Award Recipient’s employment with the Company terminates due to death or total and permanent disability or by reason of involuntary termination of his employment by the Company in violation of any employment agreement (or, if the Award recipient is not subject to an employment agreement with the Company, such termination is without “good cause” as defined below) during the Restriction Period, any Award Shares which are then subject to restriction shall become fully vested as of such date of termination of employment. If the employment of the Award Recipient with the Company is terminated for any other reason during the Restriction Period, no Award Shares which are then subject to restriction shall become vested and such Award Shares shall be forfeited by the Award Recipient and revert to the Company, without payment of any consideration to the Award Recipient. The Committee shall have absolute discretion (subject to any applicable laws) to determine whether an authorized leave of absence or absence on military or government service or otherwise shall constitute a termination of employment for purposes of this Agreement. The Committee shall have absolute discretion to determine whether an Award Recipient’s termination of employment is due to total and permanent disability. The Committee may require the Award Recipient to provide whatever evidence the Committee deems desirable to ascertain whether the Award Recipient is totally and permanently disabled. For purposes of this Agreement, “good cause” shall be limited to (i) Award Recipient’s gross negligence, recklessness, dishonesty, misrepresentation or willful misconduct with respect to the Company, or (ii) the arrest or indictment of the Award Recipient on any felony charge relating to fraud, embezzlement or any other offence involving dishonesty or constituting a breach of trust.

5.            WITHHOLDING TAXES AND TAX ELECTIONS:

The Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due the Award Recipient the amount of any federal, state or local taxes required by law to be withheld as a result of the grant of the restricted stock award or the lapse of the restriction period in whole or in part; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require the Award Recipient to make a cash payment to the Company or an Affiliate equal to the amount required to be withheld. If the Award Recipient does not make such payment when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Committee for such payment have been made.

The Award Recipient has received an information letter disclosing that an election could be made under Section 83(b) of the Internal Revenue Code of 1986, as amended, under which he could recognize income on the grant of Award Shares at the time of the grant and prior to the vesting of such Award Shares.

6.             IMPACT ON OTHER BENEFITS:

The value of the restricted stock award (either on the Award Date or at the time the shares are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

7.             ADMINISTRATION:

The Committee or the Board shall have full authority and discretion (subject only to the express provisions of the Omnibus Stock Plan and the 2004 Program) to decide all matters relating to the administration, interpretation and implementation of the Omnibus Stock Plan, the 2004 Program and this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Award Recipient, and any and all interested parties.

8.             RIGHT TO CONTINUED EMPLOYMENT:

Nothing in the Omnibus Stock Plan or this Agreement shall be construed as a contract of employment between the Company and the Award Recipient, or as a contractual right of the Award Recipient to continue in the employ of the Company or any affiliate.

9.             AMENDMENTS:

This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Omnibus Stock Plan or in a written document signed by each of the parties hereto.

10.          FORCE AND EFFECT:

This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Omnibus Stock Plan (including, without limitation, the antidilution and other provisions of Article 7), which is incorporated herein by reference. Inconsistencies between the Agreement and the Omnibus Stock Plan shall be resolved in accordance with the terms of the Omnibus Stock Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Omnibus Stock Plan shall govern.

11.          PREVAILING LAWS:

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the conflict of laws principles thereof.

12.          SUCCESSORS:

This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Award Recipient and his heirs, personal representatives and assigns.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Award Recipient has hereunto set his hand and seal, on this                day of                         , 2006.

ATTEST:

Mercantile Bankshares Corporation

By:

WITNESS:

STOCK POWER

FOR VALUE RECEIVED, the undersigned,                          , an individual residing at                                                                            , whose social security number is                          , hereby sells, assigns and transfers unto Mercantile Bankshares Corporation or its successor                           shares of Common Stock, $2.00 par value per share, of the Mercantile Bankshares Corporation (the “Company”) standing in my name of the books of the Company, represented by Certificate No.                       , which is attached hereto, and hereby irrevocably constitutes and appoints Mercantile Bankshares Corporation as my attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

WITNESS:

Shareholder

Dated: